UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2021

DELUXE CORPORATION
(Exact name of registrant as specified in its charter)

MN	1-7945	41-0216800
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3680 Victoria St. N.	Shoreview	MN	55126-2966
(Address of principal executive offices)			(Zip Code)

(651) 483-7111
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $1.00 per share	DLX	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retention and Incentive Compensation Program

Overview

On March 1, 2021, on the recommendation of its Compensation Committee (the "Committee”), the Board of Directors (“Board”) of Deluxe Corporation (“Deluxe” or the “Company”) approved a retention and incentive compensation program (the “program”) for its Executive Leadership Team (“ELT”) members, including the Company’s President and Chief Executive Officer and certain of the other named executive officers presented in the Company’s 2021 Annual Proxy Statement. The Board took this action to recognize the leadership efforts of the ELT in reorienting the Company’s traditional business of providing personal and business checks and launching the Company’s transformational strategy in 2019 to create a Trusted Business Technology™ company. In an effort to maintain continuity of the current ELT, the program is intended to motivate, incent and retain these individuals as they continue to lead the ongoing execution of that strategy, both during and after the global COVID-19 pandemic.

Reasons for the Program

The Committee regularly reviews total executive compensation, including, among other things, the relative value that each executive delivers to the Company’s success, the length of tenure of each executive, and the likely retention of each executive. Based on the adverse impact of COVID-19 on the Company’s business and the significant decline in the price of its common stock in 2020, the Committee determined that current total compensation for each ELT member was insufficient to prevent attrition. Accordingly, working with its independent compensation consultant, the Committee designed, and recommended that the Board approve, performance-based awards pursuant to the program. These awards are designed to retain these individuals over the next 24-month period, which the Board expects will be critical to furthering the Company’s transformational strategy.

The Company’s transformation continues to require the creation of new, self-sustaining growth businesses to offset the permanent secular decline in the Company’s Checks segment. During the decade prior to 2019, the Company focused on revenue diversification principally through acquisitions, not self-sustaining growth. While the Company was successful in achieving diversification, limited progress was made in offsetting the legacy decline in the Checks segment. To address the challenge, the Company embarked on a multi-year transformation in early 2019, part of which involved the recruiting and hiring of six new ELT members and expanding the responsibility of others. The Company invested considerable time, effort and expense in building its ELT, including recruiting individuals with specific expertise and experience relevant to the Company’s transformation goals.

The ELT has made significant, measurable progress toward achieving the transformation of the Company into a Trusted Business Technology™ company, while navigating through the COVID-19 pandemic. Notably, under the ELT’s leadership, the Company re-segmented its operations into four new segments, rationalized its portfolio by completing divestitures and exits, launched a new go-to-market sales approach and built two new businesses, Payments and Cloud Solutions. In addition, the Company furthered its transformation by integrating acquisitions and delivering record sales performance, including six of the ten largest sales deals of the last decade and the largest sales deal in the Company’s history. In 2020, the

Company delivered solid financial performance despite the significant macroeconomic impact from COVID-19. The new Payments business delivered 12% growth over the prior year, consistent with the need to build self-sustaining new businesses. The Company ended 2020 with the lowest net debt in approximately two and one-half years, paid all four of its regular dividends and repurchased stock early in the year, demonstrating the ELT’s steady and disciplined stewardship.

Notwithstanding these achievements, work remains to fully operationalize these advances. However, the adverse impact of COVID-19 on the Company’s stock price has significantly decreased the value potential of the ELT’s outstanding stock options, as well as performance share units (50% of which are tied to relative total shareholder return). In order to support the successful completion of the Company’s transformation, the Board believes that it is imperative to provide additional incentives to retain the ELT.

In an effort to ensure that the momentum created by the ELT is sustained, the Committee recommended, and the Board approved, awards that the Board determined are reasonable in magnitude, with 100% performance-based vesting conditions for the named executive officers, and a 24-month performance period, which the Board expects will be critical in furthering the Company’s transformational strategy. Finally, the awards contain shareholder-friendly guardrails to avoid windfall scenarios, including limitations on termination-related vesting. The specific terms of the awards to the named executive officers are described below.

Terms of the Program for Named Executive Officers

The program for named executive officers consists of a combination of performance-based share units (“PSUs”) to be denominated and settled in shares and performance units (“PUs”) to be denominated and settled in cash. The program will operate over a 24-month performance period beginning in January 2021 and ending in December 2022 (the “Performance Period”). The PSUs will be issued pursuant to, and in accordance with, the terms of individual award agreements and the Company’s 2020 Long-Term Incentive Plan (the “Plan”).

The Company issued awards to the following named executive officers in the target amounts described below:

Executive	Target No. of PSUs (#)	Target PU Award ($)
Barry C. McCarthy President and Chief Executive Officer	78,750	$3,250,000
Christopher L. Thomas Senior Vice President, Chief Revenue Officer	12,115	$500,000
Michael A. Reed Senior Vice President, Division President, Payments	10,904	$450,000
Jeffrey L. Cotter Senior Vice President, Chief Administrative Officer and General Counsel	6,058	$250,000

The PSUs will be issued pursuant to a form of performance share unit award agreement (“PSU Agreement”) under the Plan. The PSU Agreement will specify a target number of shares of the

Company’s common stock, par value $1.00 per share (the “Shares”), that may be earned by the recipient, based upon achieving an absolute total shareholder return (“TSR”) goal as set forth in the PSU Agreement. This goal is measured over the Performance Period. The target number of Shares will only be issued if the performance goal is achieved, subject to adjustment in the case of certain termination events or a change in control during the performance period as described below. Otherwise, if the goal is not achieved, no Shares will be issued.

The PUs will be issued pursuant to a form of cash-denominated performance award agreement (“PU Agreement”). The PU Agreement will specify a target cash award that may be earned by the recipient, based upon achieving an absolute cumulative diluted earnings per share (“EPS”) goal during the Performance Period, as set forth in the PU Agreement. Payment of the target cash award will occur only if the stated EPS goal is achieved, subject to adjustment in the case of certain termination events as described below. Otherwise, no payment will be made other than in the event of a change in control during the performance period, as described more fully below.

Any award earned pursuant to a PSU Agreement or PU Agreement will be determined and certified by the Committee at the end of the Performance Period and distributed within two and one-half months following the end of the Performance Period. The Committee may, in its sole discretion, elect to pay the full or partial earned value of any PSU in cash, using the closing price of one Share on the primary stock exchange on which the Shares are then listed, on the business day immediately prior to the date of vesting.

Except as provided below, if a recipient’s employment is terminated prior to the payment under a PSU or PU Agreement, all such awards will be forfeited. In the event that a recipient’s employment with the Company is terminated at least one year after the commencement of the award’s performance period by reason of (a) involuntary termination without cause, (b) resignation for good reason within 12 months following the consummation of a change of control (where the award is assumed or replaced by the acquiring entity, as described in more detail below), (c) death or (d) disability, the award will vest pro rata based on actual achievement of the TSR or EPS goal, as applicable.

In the event of a change of control of the Company (as defined in the applicable PSU or PU Agreement), if the acquiring entity’s securities are listed on a national securities exchange, the acquiring entity may elect to assume or continue the Company’s obligations under the awards and replace them with equivalent performance awards of the acquiring entity. If the awards are assumed, payment of the target amounts would be made at the end of the Performance Period if the goals are achieved, subject to adjustment in the case of the termination events described above. In the event that the acquiring entity’s securities are not listed, or the acquiring entity simply does not elect to replace an award with an equivalent performance award, then the target dollar value of the PUs will vest and become payable in cash immediately upon the change of control. The target number of PSUs will vest and become payable in cash immediately upon the change of control, but only if the TSR performance goal is achieved based on the closing price of Shares on the business day immediately prior to the change of control.

A recipient will also forfeit awards subject to a PSU or PU Agreement, whether vested or otherwise, if he or she engages in certain restricted activities described in that agreement, he or she voluntarily resigns prior to payment, or his or her employment is terminated by the Company for cause (as such term is defined in the PSU or PU Agreement) prior to payment. The Company has the right to claw back the value of any PSUs or cash issued or paid to a recipient if the recipient engages in any such restricted activities within 12 months of the receipt of any portion of an award. The recipient would not be subject to certain non-competition covenants if the recipient’s employment with the Company were to be terminated by the Company without cause.

The foregoing description of the PSU Agreements and the PU Agreements is subject in its entirety to the actual terms of the form of PSU Agreement and the form of PU Agreement filed as Exhibits 10.1 and 10.2 to this report.

Chief Financial Officer Transition

Effective March 1, 2021, Keith A. Bush, the Company’s Senior Vice President and Chief Financial Officer, will be transitioning out of his current role, on a date to be determined by the Company’s President and Chief Executive Officer (the “Transition Date”), and into the role of a Special Advisor for a “Transition Period” that will extend from the Transition Date until Mr. Bush’s separation from the Company on September 7, 2021 (or such other date thereafter as is mutually agreed upon by the parties). Until the Transition Date and during the Transition Period, Mr. Bush’s compensation and benefits will continue as in effect as of March 1, 2021. In connection with his separation, Mr. Bush will be entitled to receive severance payments in accordance with the Company’s Executive Severance Plan, as further described below, subject to his entering into a separation and release agreement with the Company (the “Separation Agreement”) and a second release of claims with the Company (the “Second Release”).

Pursuant to the terms of the Executive Severance Plan, following the Transition Period, Mr. Bush will be entitled to receive: (i) 12 months of his current salary, payable in accordance with the Company’s normal payroll practices, (ii) executive-level outplacement services, up to a maximum of $25,000, and (iii) a one-time, lump-sum payment of $20,000, all to be paid within 30 days of the conclusion of the rescission period to be set forth in the Second Release. He is also required to comply with the post-employment restrictions and the other terms of an existing confidentiality agreement and non-competition agreement. Mr. Bush’s outstanding equity awards and bonus compensation will be handled in accordance with the applicable terms of the Company’s related plans, copies of which have been previously filed with the Securities and Exchange Commission.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Form of Performance Share Unit Award Agreement for Named Executive Officers
10.2	Form of Performance Unit Award Agreement for Named Executive Officers
101.INS	XBRL Instance Document – the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover page interactive data file (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2021

DELUXE CORPORATION

/s/ Jeffrey L. Cotter

Jeffrey L. Cotter
Senior Vice President, Chief
Administrative Officer and
General Counsel